UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2012

Smartmetric, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54853 (Commission File Number)	05-0543557 (I.R.S. Employer Identification No.)

101 Convention Center Drive Las Vegas, NV 89109 (Address of principal executive offices) (zip code)

(305) 495-7190 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sale of Equity Securities

 On November 12, 2012, Smartmetric, Inc. (the “Company”) entered into an Assignment and Assumption Agreement (“Assignment Agreement”) with Applied Cryptography, Inc., an entity controlled by C. Hendrick, our chief executive officer (the “Assignor”) pursuant to which the Assignor assigned all or its rights, title and interest to the trademarked Medical Keyring™, which provides an individual with compete portable, self-contained electronic medical records storage (the “Medical Keyring”) to the Company.  In consideration for the assignment of the Medical Keyring, the Company agreed to issue the Assignor 200,000 shares of the Company’s Series B preferred stock (the “Series B Preferred Stock”).

Each share of Series B Preferred Stock shall be entitled to vote on any matter with the holders of common stock voting together as one (1) class.  The Series B Preferred Stock has a liquidation preference of $5.00 per share and shall be entitled to receive dividends or other distributions with the holders of the common stock of the Company on an as converted basis, when, as, and if declared by the board of directors.  The holders of the Series B Preferred Stock shall have that number of votes (identical in every other respect to the voting rights of the holder of common stock entitled to vote at any regular or special meeting of shareholders) equal to that number of common shares which is not less than 51% of the vote required to approve any action, which Nevada law provides may or must be approved by vote or consent of the common shares or the holders of other securities entitled to vote, if any. Each share of Series B Preferred Stock is convertible, at the option of the holder, into fifty (50) shares of common stock upon the satisfaction of certain conditions.

The issuance of the shares of Series B Preferred Stock were made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended.

The foregoing information is a summary of the agreement involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review such agreement for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01	Other Events

On November 14, 2012, the Company issued a press release announcing the release of the Medical Keyring. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

10.1	Assignment and Assumption Agreement, dated November 12, 2012, by and between Smartmetric, Inc. and Applied Cryptography, Inc.
99.1	Press Release, dated November 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2012	SMARTMETRIC, INC.

By: /s/ C. Hendrick
Name: C. Hendrick
Title: Chief Executive Officer